SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported)    May 1, 1996

                           Craftmatic Industries, Inc.
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             (Exact name of registrant as specified in its charter)

   Delaware                       0-14261                     23-2394334
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(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification
incorporation)                                                   Number)

             2500 Interplex Drive, Trevose, Pennsylvania        19053
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               (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code (215) 639-1310


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          (Former name or former address, if changed since last report)


         This Form 8-K/A amends and restates the disclosures made in the Form 8-K dated June 11, 1996, filed by Craftmatic Industries, Inc.

Item 4.  Changes in Registrant's Certifying Accountant

         Background; Chapter 11 Reorganization.

         As stated in Form 8-K filed January 25, 1996, Craftmatic Industries, Inc., a Delaware corporation (the "Company") and Craftmatic Organization, Inc., a Pennsylvania corporation ("Organization") (the Company and Organization are hereinafter collectively referred to as the "Debtors") filed separate voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code, in United States Bankruptcy Court for the Southern District of New York on January 12, 1996. By order of the Bankruptcy Court, the two cases were administratively consolidated for procedural purposes only (Case Nos. 96B40154 and 96B40155).

         Application and Order to Substitute and Retain Accountants.

         The Company had previously employed KPMG Peat Marwick LLP ("KPMG") as independent accountants for purposes of certifying the consolidated financial statements of the Company. The Company and KPMG were unable to reach agreement on the fee arrangement with respect to the audit of the Company's consolidated financial statements for the fiscal year ending


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September 30, 1995 (the "Prior Period"). As a result, on April 24, 1996, the
Debtors presented an application to the Bankruptcy Court requesting that the Court authorize the substitution of KPMG and the retention of Friedman Alpren & Green LLP ("Friedman Alpren") as independent public accountants for the Debtors, and the Court authorized such substitution and retention by order dated May 1, 1996.

         As a result of the Court's authorization and order, KPMG was dismissed as the Debtor's independent public accountants effective May 1, 1996, which dismissal was confirmed by KPMG by letter dated May 23, 1996. The dismissal of KPMG as the Debtor's independent public accountants was approved by the Boards of Directors of the Debtors after the Company was unable to reach a satisfactory fee arrangement with KPMG with respect to the audit of the Debtors' books and records for the Prior Period, and subsequent periods and any work resulting from or associated with the Debtors' bankruptcy proceedings.

         Neither KPMG's reports on the financial statements of the Company for the fiscal years ending September 30, 1994 and September 30, 1993, respectively, contained an adverse opinion or a disclaimer of opinion, nor were KPMG's reports qualified or modified in any way.

         The Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ending September 30, 1994 and September 30, 1993, respectively, or during the subsequent interim period to the date of dismissal.

         It is presently expected that during the week of July 8, 1996, Friedman Alpren will commence its audit of the Company's financial statements for the Prior Period. The Company presently expects that Friedman Alpren will conclude its audit for the Prior Period on or about August 31, 1996.

Item 5.  Other Events

         Failure to File Form 10-K

         As a result of the matters described in Item 3 of the Company's
Form 8-K dated January 25, 1996, the Company has been unable to file its Annual Form on Form 10-K within the prescribed time. The Company had not, until May 1, 1996, been authorized by the Bankruptcy Court to engage independent public accountants to conduct the audit of the Company's financial statements for the Prior Period. While the Company presently expects that Friedman Alpren will conclude its audit of the consolidated financial statements of the Company for the Prior Period on or about August 31, 1996, the Company cannot state with certainty at the present time when such Form 10-K will be filed.



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Item 7.           Exhibits

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits.

Exhibit No.                                          Exhibit
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         4.1*        Craftmatic Industries, Inc. and Craftmatic
                     Organization, Inc. Notice of Presentment dated April 24, 1996, filed in the United States
                     Bankruptcy Court for the Southern District of New York (Case Nos. 96B40154 and 96B40155);


         4.2* Craftmatic Industries, Inc. and Craftmatic Organization, Inc. Application for an Order authorizing the withdrawal and substitution of KPMG Peat Marwick and retention of Friedman Alpren & Green, LLP as accountants and reorganization consultants for the Debtors and Debtors-in-Possession filed April 24, 1996 in the United States Bankruptcy Court for the Southern District of New York (Case Nos. 96B40154 and 96B40155);

         4.3* Form of Order dated May 1, 1996, authorizing (i) substitution of KPMG Peat Marwick LLP as accountants and reorganization consultants and (ii) retention of Friedman Alpren & Green LLP as accountants and reorganization consultants for the Debtors and Debtors-in-Possession;

         4.4*        Letter from KPMG Peat Marwick to Craftmatic
                     Industries, Inc. dated May 23, 1996.

         16          Letter from KPMG Peat Marwick issued pursuant to
                     Item 304(a)(3) of Regulation S-K.

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 * Previously filed




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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CRAFTMATIC INDUSTRIES, INC.


Date: July 19, 1996

                                             By:/s/ Mark Rosenfeld
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                                                Mark Rosenfeld,
                                                Chief Financial Officer